1 First Quarter 2015, Knights Apparel and DBA FAQs Updated May 20, 2015– New or updated questions/answers are in red First Quarter 2015- related FAQs Q: Can you provide an update on the current trends in your business? A: When we entered the year, we told you our guidance assumed a continuation of the uneven consumer environment that the industry has seen for the past two years. And this is unfolding exactly as we expected. We continue to see good periods followed by bad periods and we have not seen anything that would suggest a material change to our outlook for the consumer. While there is no change in the overall retail environment, we continue to feel good about the trends in our business, which is what gave us the confidence to raise our full-year guidance in the first quarter, even with the short-term inventory timing issues we saw at the end of the quarter. As we have always talked about, our business can fluctuate quarter to quarter as retailers adjust their inventory levels up and down, but on an annual basis our business is remarkably stable due to the replenishment nature of our categories. In fact, retail inventory levels for Basics at the large retailer we spoke about in Q1 continued their reversal and in terms of weeks of supply, inventories are now at levels comparable with last year and are essentially back-in line with historical trends. As expected, several new programs for Champion in the sporting goods, mid-tier and department store channels began to ship in April and we are on-track to ship space expansions for various X-temp products in the second and third quarters. Looking through the remainder of the year, we have great visibility as our space is set, our pricing is in place, the transaction impact from exchange rates is hedged and we have locked in our key input costs. Q: Can you provide an update on the integration of Knights Apparel and DBA? A: With respect to Knights Apparel, the integration planning is progressing on-schedule. We expect to announce many of the actions within the next 30 days, which keeps us on track to begin implementing a number of these actions by the end of this year. In terms of the cadence of Knights Apparel’s business, roughly 80% of their annual revenue is generated in the second half of the year with nearly 50% of their annual revenue coming in Q3, while approximately 90% of their annual operating profit, excluding charges, is generated in the second half of the year. The addition of Knights Apparel into Hanesbrands creates significant branding and scale advantages in the licensed sports apparel sector that we believe positons us for solid growth over the next several years. With respect to DBA, the works council process continues to move forward and we remain on-track to begin implementing many of the integration actions in the fourth quarter. Q: What is factored into your 2015 guidance? A: Our guidance includes a variety of assumptions, not all of which are discussed below. As we typically do with factors that are outside of our control, we take a prudent approach when factoring these into our guidance. Our guidance assumes no change in the overall consumer environment that we have seen for the past two years and assumes that 90% of Target Canada’s business is unrecoverable this year due to their unexpected exit from the Canadian marketplace. The euro is our largest currency and our guidance now assumes an average euro-to-dollar exchange rate for the full- year of approximately €1.00:$1.07. Keep in mind, this represents a simple average for the year as actual rates will

2 vary period to period. We record our revenue and associated expenses within our international operations monthly and we use the average exchange rate for that particular month. The timing of revenue and expenses, especially in rapidly changing exchange rate environments, will impact the average rate for any given period. Therefore, the longer the period, the lower the analytical value of an average exchange rate. The average rate in our first quarter was above our expected full-year average while our projected rate for the remainder of the year is below our expected full-year average. We believe there is limited downside risk from further declines in the euro as a decline in the euro to parity against the U.S. dollar today would reduce sales by roughly $20 million but only reduce operating profit by about $1 million from our guidance. We have good visibility into the year. Pricing is in place. Space gains are set. The transaction impact from exchange rates is hedged, and we have locked in our key input costs. Inherent in our guidance are the following assumptions for DBA: revenue of approximately €630 million, or about $675 million, and operating profit excluding actions of approximately €30 million, or about $33 million, which implies about 130 basis points of operating margin dilution from DBA for the full-year. DBA is expected to continue to have a significant effect on our reported gross margin and SG&A rate until we anniversary the acquisition. Recall, DBA has a higher gross margin and a higher SG&A rate than the rest of our business. Also included in our guidance are the following assumptions for Knights Apparel: roughly $160 million in sales and approximately $18 million in operating profit, excluding charges. In terms of the cadence of Knights Apparel’s business, roughly 80% of their annual revenue is generated in the second half of the year with nearly 50% of their annual revenue coming in Q3, while approximately 90% of their annual operating profit, excluding charges, is generated in the second half of the year. Q: How much did DBApparel contribute to your revenue and operating profit in the quarter? A: For the first quarter, DBA contributed approximately €164 million, or roughly $184 million, to revenue and approximately €11 million, or roughly $13 million, to operating profit, excluding charges. Q: How will DBA impact your gross margin and SG&A rate for the first three quarters of 2015? A: We believe the magnitude (in basis points) of the impact from DBA to our gross margin and SG&A rate in the first quarter of 2014, which was approximately 190 basis points and approximately 270 basis points, respectively, is a good indicator for the year-over- year impact from DBA that could be applied to the normal cadence of our business. DBA’s impact to the third quarter will be less due to the fact the acquisition closed two-thirds of the way through the third quarter of 2014 (DBA closed on August 29, 2014). Q: Given DBA’s operating profit in the first quarter and assuming half of its operating profit is generated in the last four months of the year, which was the case in 2014, it implies DBA will generate only $4 million of operating profit for the five months between April and August. Does this indicate there is a significant profit slowdown for DBA mid- year or is there upside to your current DBA profit guidance? A: The comment regarding 50% of DBA’s operating profit being generated in the last four months of the year was given in the context of a very stable currency environment. Given the current volatility in currency exchange rates, we expect a different cadence to DBA’s quarterly operating profit. There are two things that materially impact DBA’s 2015 operating profit, especially on a quarterly basis, and both relate to currency exchange rates. The first is currency transaction impact. Recall from our earnings call in late January 2015, DBA will have roughly €14 million in higher cost of goods expenses in 2015, which means lower local-currency operating profit relative to last year, due to the strengthening of the U.S. dollar to the euro. The second is currency translation impact. Last year’s profit, especially in the last four months of the year, was based on significantly higher exchange rates relative to our exchange rate expectations for 2015.

3 Q: Will your capital expenditures increase significantly as a result of your acquisition strategy? A: With acquisitions, as the size of our business, profit and cash flows increases, so should the absolute level of our capital spending. Although our spending on capital expenditures has and is expected to continue to fluctuate year to year, we expect our capital expenditures to average around 1.75% of sales going forward, which is in-line with our historical average, and over time should roughly equal depreciation. Spending at this level should allow our global supply chain to remain competitive while also handling the increased capacity needs for growth and our acquisition strategy. Q: Why did you decide to refinance your revolver and how should we think about your leverage? A: Our objective in refinancing is to move borrowings out of our revolver into pre-payable term instruments, which gives us the ability to both pre-pay debt as we choose and have full utilization of our revolver for future acquisitions. Our refinancing does not affect our leverage as our debt is simply moving from one debt instrument to another. With respect to leverage, we think about our debt more in terms of our debt rating. We believe our optimal debt rating is in the BB to BB+ range, which would suggest a net debt-to-EBITDA ratio of roughly 2 to 3 times. Q: How does a change in currency exchange rates impact your financial results? A: Changes in exchange rates between the U.S. Dollar and other currencies can impact our financial results in two ways; a translation impact and a transaction impact. The translation impact refers to the impact that changes in exchange rates can have on our published financial results. Similar to many multi-national corporations that publish financial results in U.S. Dollars, our revenue and profit earned in local foreign currencies is translated back into U.S. Dollars using an average exchange rate over the representative period. A period of strengthening in the U.S. Dollar results in a negative impact to our published financial results (because it would take more units of a local currency to convert into a dollar). The opposite is true during a period of weakening in the U.S. Dollar. Our biggest foreign currency exposure is the euro. The transaction impact on financial results is common for apparel companies that source goods because these goods are purchased in U.S. Dollars. The transaction impact from a strengthening dollar would be negative to our financial results (because the U.S. Dollar-based costs would convert into a higher amount of local currency units, which means a higher local-currency cost of goods, and in turn, a lower local-currency gross profit). The transaction impact from exchange rates is typically recovered over time with price increases. However, during periods of rapid change in exchange rates; pricing is unable to change quickly enough. In these situations, it could make sense to hedge the exchange rate exposure in sourcing costs. This is exactly what we did for 2015 for the euro-to-dollar exposure in our cost of goods line. Once the euro began to decline, we decided to hedge all of our euro-based currency exposure in our cost of goods line. We are fully hedged for the year. Knights Apparel-related FAQ Q: What is the expected financial contribution of the Knights Apparel acquisition? A: Once synergies are fully realized, which we currently estimate will be within two to three years, we believe Knights Apparel should annually add over $180 million to sales, approximately $40 million to operating profit, approximately $0.08 a share to earnings and approximately $40 million to cash flow from operations. Q: What is the expected return for this acquisition? A: Based on the purchase price of $200 million, this transaction is valued at roughly 8 times estimated 2015 EBITDA, but post synergies, we expect this multiple to drop to roughly 4 ½ times and deliver an after-tax IRR in the high-teens.

4 Q: How much revenue on a go-forward basis are you planning to keep from Knights Apparel’s existing business? A: Knights Apparel’s full-year 2015 sales are estimated to be roughly $180 million. As part of our normal integration process we will review all aspects of their business, however based on their current business trends and our initial reviews, we see little, if any, reason to rationalize their current revenue base. Q: How confident are you that you will be able to achieve the $40 million of operating profit, excluding charges, within two to three years and where are the synergies coming from? A: We believe we can deliver approximately $40 million in operating profit, excluding charges, within two to three years. The sources of synergies include: (1) leveraging the collegiate licensing and graphic art capabilities of our Gear For Sports business; (2) leveraging the strength and expertise of our mass channel business; (3) leveraging our global supply chain and gaining scale from reducing third-party sourcing and decoration; and, (4) eliminating duplicative stand-alone company costs. Q: What is the expected contribution to 2015 financial results from the Knights Apparel acquisition? A: Inherent in our full-year 2015 guidance from Knights Apparel, excluding charges, is approximately $160 million in sales, approximately $18 million in operating profit, excluding charges, approximately $5 million in interest and other expense, and approximately $0.03 in earnings per share, excluding charges. In terms of the cadence of Knights Apparel’s business, roughly 80% of their annual revenue is generated in the second half of the year with nearly 50% of their annual revenue coming in Q3, while approximately 90% of their annual operating profit, excluding charges, is generated in the second half of the year. Q: How will the operating profit trend progress from approximately $18 million in 2015 to approximately $40 million within two to three years? A: We will be able to provide more detail once the acquisition is closed and we have a chance to develop a detailed integration plan. While the details are still to be developed, the progression will be a function of generating value by leveraging our strength and expertise in the mass channel, the collegiate licensing and graphic art capabilities of our Gear For Sports business as well as our global supply chain, especially by internalizing third-party sourced production and decoration. Q: Can you provide any insight into Knights Apparel’s financial performance? A: Knights Apparel is expected to generate roughly $180 million in full-year sales in 2015 but with only a high-single digit operating margin. As we integrate their business and leverage our core competencies, particularly within our low-cost, company-owned supply chain, we believe we can grow their revenue and increase their operating margins to the high- teens range within two to three years. Q: You mentioned that Knights Apparel’s business is expected to generate a high-single digit operating margin on $180 million in sales for full-year 2015, yet your partial-year guidance of $18 million in operating profit on $160 million in sales implies a low double-digit operating margin, does this mean you expect to realize synergies in 2015? A: No, we are not expecting any synergies in 2015. Knights Apparel’s business typically loses money in the first quarter.

5 Q: Can you achieve any synergies in 2015? A: Given the timing of the transaction and the need to plan the integration, we are not expecting any synergies in 2015 and there are no synergies reflected in our current 2015 guidance. If we were able to achieve synergies in 2015, the amount would be relatively small and realized very late in the year. Q: Can you provide any insight into Knights Apparel’s business operations? A: Knights Apparel is a leading supplier of licensed collegiate sports apparel, predominantly in the mass channel. Knights Apparel has licenses with over 400 colleges and universities, including exclusive arrangements with a significant majority of the top 50 selling schools (as measured by logo apparel sales). They also have a small position in professional sports licensed apparel in the mass channel. Their business is replenishment in nature and they currently source all of their apparel and graphic printing needs. Knights Apparel’s leading collegiate apparel position in the mass retail channel is a great complement to Gear For Sports’ leading collegiate apparel position in the college bookstore channel. Q: How will their business fit into your global supply chain? A: We see their business fitting into our low-cost, company-owned supply chain in two ways. First, they secure blank t- shirts and sweatshirts in the open market that we can supply directly. Second, they outsource their graphic art and printing, which we can integrate into our low-cost printing operations in Honduras, or in the case of short lead time products, into our quick-turn operations in Lenexa, Kansas and Reynosa, Mexico. Q: When do you expect the acquisition to close? A: The acquisition closed on April 6, 2015. Q: What drove the timing of the deal? A: We held on-again, off-again acquisition discussions with Knights Apparel over the past couple of years. However, recently Merit Capital Partners launched a formal process to sell the company. We believe we were the logical strategic buyer given our leading position in the collegiate bookstore channel with our Gear For Sports business, our low-cost supply chain, our internal graphic printing capabilities and our expertise in the mass channel. We were able to come to mutually agreeable terms and were able to announce our intention to acquire the business, provided regulatory approval and customary closing conditions are met. We have highlighted acquisitions as a way for Hanesbrands to deploy our significant levels of cash flow generation to drive superior shareholder returns. Knights Apparel clearly hit on all four of our acquisition criteria: (1) in a core category; (2) provides complimentary growth opportunities; (3) provides significant synergy opportunity; and, (4) provides strong returns to shareholders and is accretive in year one, excluding acquisition costs. Q: How will HanesBrands pay for this acquisition? A: The acquisition was funded through cash on hand and short-term borrowings from our revolver. Q: Excluding the purchase price, what are the total costs associated with the Knights Apparel acquisition? And what portion will be cash-based? A: We will provide more detail once the acquisition is closed and we have a detailed integration plan in place.

6 DBApparel- related FAQs Q: How much did DBApparel contribute to your results? A: For the full year 2014, DBA contributed approximately €230 million, or roughly $291 million, to revenue and approximately €21 million, or roughly $27 million, to operating profit, excluding charges. DBA is a typical European company in the sense that European companies usually carry higher gross margins and higher SG&A rates. In DBA’s case, it has gross margins in the upper-40% range with SG&A costs, as a percent of sales, in the upper-30% to low-40% range. DBA, excluding charges, had an outsized impact on our gross margin and SG&A rate in both the fourth quarter and the full- year. For 2014, our gross margin increased 200 basis points over 2013, excluding charges, with DBA accounting for approximately 70 basis points of the increase, while our SG&A rate increased 50 basis points, excluding charges, with DBA adding 100 basis points. For the first quarter 2015, DBA contributed approximately €164 million, or roughly $184 million, to revenue and approximately €11 million, or roughly $13 million, to operating profit, excluding charges. For the first quarter, our gross margin, excluding charges, increased 300 basis points over last year with DBA accounting for approximately 190 basis points of the increase, while our SG&A rate, excluding charges, increased 280 basis points with DBA adding approximately 270 basis points. Q: Can you reconcile your expectation for DBApparel to add €30 million in operating profit in 2015 with the €40 million in operating profit it contributed in the twelve months ending June 2014? A: The main driver of the €10 million difference is the negative transaction impact of €14 million from the decline in the euro relative to the U.S. Dollar. The transaction impact on financial results is common for apparel companies that source goods because these goods are purchased in U.S. Dollars. The transaction impact from a strengthening dollar would be negative to our financial results (because the U.S. Dollar-based costs would convert into a higher amount of local currency units, which means a higher local-currency cost of goods, and in turn, a lower local-currency gross profit). The transaction impact from exchange rates is typically recovered over time with price increases. However, during periods of rapid change in exchange rates; pricing is unable to change quickly enough. In these situations, it could make sense to hedge the exchange rate exposure in sourcing costs. This is exactly what we did for 2015 for the euro-to-dollar exposure in our cost of goods line. Once the euro began to decline, we decided to hedge all of our euro- based currency exposure in our cost of goods line. We are fully hedged for the year. Q: What is the expected financial contribution of the DBApparel acquisition? A: Once synergies are fully realized, which we estimate will be within three to four years, we believe DBA should annually add €100 million to operating profit, which is unchanged from our initial expectations provided on June 25, 2014 when we announced the acquisition. Q: How confident are you that you will be able to achieve €100 million in operating profit by year three or four and where are the synergies coming from? A: We believe we can deliver the €100 million, excluding charges, of accretion within three to four years. The sources of synergies are: (1) leveraging our global supply chain, especially by internalizing third-party sourced production; and, (2) grafting our disciplined Innovate-to-Elevate strategy onto their existing business.

7 Q: Has the depreciation in the euro relative to the U.S. Dollar impacted your long-term returns and/or profit goals for DBApparel? A: Changes in the euro have absolutely no impact on our after-tax IRR because the entire transaction was completed in euros – we bought the Company in euros, we borrowed in euros and we are using DBA’s free cash flow, which is in euros, to repay the debt. Within the next three to four years, we continue to believe that the acquisition should be able to contribute €100 million, excluding charges, to operating profit. Q: Can you share with us your specific synergy plans and how you expect them to unfold – SG&A versus COGS? A: We began the Works Council process last week to discuss with employees our integration strategies and plans. While the process will vary by country, we believe we will be in position to begin implementing the lion’s share of the integration actions in the fourth quarter of 2015. We will share specific details of the plan as we get closer to implementation. Q: Where do you expect the supply chain leverage to come from? Will you close facilities in developed countries? A: We see opportunities with internalization of production that is now outsourced and by leveraging our joint R&D capabilities. With respect to internalization, DBA predominantly sources intimate apparel and men’s underwear products from third parties, where we predominantly self-manufacture these products. Internalizing many of these products can lead to better margin structures. For hosiery, the two companies’ operations follow a similar model in developed countries (in fact, we still run hosiery automation developed by DIM in Autun). We knit and sometimes finish hosiery in the United States with some finishing work done in lower-wage regions, such as Central America. Likewise, DBA knits hosiery in France and Germany and performs additional finishing work in France and lower-wage countries. This structure seems to work as well for DBA in Europe as it does for us in the United States. In terms of R&D, both organizations have complementary strengths in R&D. By focusing these joint capabilities through our disciplined consumer-driven Innovate-to-Elevate process, we should be able to further develop platform innovations for many years to come. Q: What is grafting Innovate-to-Elevate onto their business actually mean? A: Applying our Innovate-to-Elevate strategy allows us to maximize the value of a branded consumer-focused business. Innovate-to-Elevate maximizes three of the competitive strengths we have in our business: 1) Brand Power, 2) Platform Innovation, and 3) Global Supply Chain Leverage with an emphasis on internal manufacturing. When we are able to combine these strengths at the same time, we are able to unlock the ability to elevate our brands in the marketplace, better meet the needs of our retailers and consumers, and generate a higher average price per unit and lower cost per unit. Applying the Innovate-to-Elevate strategy to the DBApparel business would drive sustainable margin expansion across its strong brand portfolio and market geography. More specifically, Brand Power gives us pricing flexibility, consumer trust to try new innovations, and expansion potential across channels of trade and geographies. For Innovation Platforms, we follow a disciplined consumer packaged goods process to meet long-term consumer needs through big R&D-driven platforms supported by proven advertising and marketing. Internalizing production in our Global Supply Chain gives us tremendous ability to manufacture at low cost and apply scale to maximize our margins.

8 Q: Does this provide a platform to expand your brands into Europe and vice versa? Is this the revenue synergy opportunity? A: The revenue synergies will come from focusing on efforts in Europe that leverage all three aspects of our Innovate-to- Elevate strategy, just as we do elsewhere: building brand power, introducing platform innovations, and leveraging our combined global supply chain with a focus on self-manufacturing. DBApparel already primarily has the No.1 position in their markets, and the DIM brand already has a dominant share, so there is little need or opportunity to cross- introduce our brands into their geography, and vice versa. We do have the potential to cross-pollinate product ideas and R&D expertise. Q: Excluding the purchase price, what are the total costs associated with the DBApparel acquisition? And what portion will be cash-based? A: We will provide more detail as we get closer to the implementation of our plan, which we currently believe could begin in the fourth quarter of 2015.

9 # # # Cautionary Statement Concerning Forward-Looking Statements This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about our 2015 financial guidance and the HanesBrands acquisition of Maidenform, DBApparel and Knights Apparel (the “acquisitions”), including integration plans and the expected impact of the acquisitions on HanesBrands’ sales, earnings, operating profit and cash flow from operations, are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward- looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Maidenform, DBApparel and Knights Apparel and the level of expenses and other charges related to the acquisition. For further information regarding the risks associated with HanesBrands’ business, please refer to our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at www.Hanes.com/investors. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.